UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 28, 2015.

BLACKROCK, INC.
Meeting Information
Date: May 28, 2015	Time: 8:00 a.m., local time
Meeting Type:	Annual Meeting
For holders as of:	April 1, 2015
Location:	The New York Palace Hotel 455 Madison Avenue New York, New York 10022
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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NOTICE AND PROXY STATEMENT ANNUAL REPORT
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Stockholder Meeting Registration: To request an admission ticket to attend the meeting, visit the “stockholder meeting registration” link at www.proxyvote.com and provide the 16-digit control number located on your notice card. To attend the meeting, you must request an admission ticket by 11.59 p.m. Eastern Time on May 27, 2015.

Voting Items
A. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4.

1.	Election of Directors

Nominees:
1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l. 1m. 1n. 1o.

    Abdlatif Yousef Al-Hamad

    Mathis Cabiallavetta

    Pamela Daley

    William S. Demchak

    Jessica P. Einhorn

    Laurence D. Fink

    Fabrizio Freda

    Murry S. Gerber

    James Grosfeld

    Robert S. Kapito

    David H. Komansky

    Sir Deryck Maughan

    Cheryl D. Mills

    Thomas H. O’Brien

    Ivan G. Seidenberg

        1p.    Marco Antonio Slim Domit

        1q.    John S. Varley

        1r.     Susan L. Wagner

2.    Approval of  the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.

3.    Approval, in a non-binding advisory vote, of the compensation of the named executive officers, as disclosed and discussed in the Proxy Statement.

4.    Ratification of the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015.

B. Stockholder Proposals - The Board of Directors recommends a vote AGAINST Proposals 5 and 6.

5.    A stockholder proposal by Mr. Eric Cohen regarding the adoption of procedures to avoid holding or recommending investments in companies that substantially contribute to genocide.

6.    A stockholder proposal by the American Federation of State, County and Municipal Employees Pension Plan and the Missionary Oblates of Mary Immaculate regarding the production of an annual report on certain trade association and lobbying expenditures.